UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 W. Garry Ave., Santa Ana, CA	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 30, 2015, our subsidiary, Clyra Medical Technologies, Inc. (“Clyra”), sold 9,830 shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. Sanatio is beneficially owned by Jack B. Strommen. This sale was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and Regulation D promulgated thereunder as not involving a public offering of securities. As a result of the sale, Sanatio owns 40% of Clyra’s issued and outstanding shares, BioLargo owns 54%, and the remainder is owned by management.

The information set forth in “Item 8.01 Other Events” is incorporated herein by reference as though fully set forth.

Item 8.01 Other Events

Stock Purchase Agreement – Clyra Medical

On December 30, 2015, our subsidiary, Clyra Medical Technologies, Inc. (“Clyra”), sold 9,830 shares of its Series A Preferred Stock (“Preferred Shares”) to Sanatio Capital, LLC (“Sanatio”) for $750,000. Sanatio is beneficially owned by Jack B. Strommen. This sale was made in reliance on the exemption from registration contained in Section 4(2) of the Securities Exchange Act and Regulation D promulgated thereunder as not involving a public offering of securities. As a result of the sale, Sanatio owns 40% of Clyra’s issued and outstanding shares, BioLargo owns 54%, and the remainder is owned by management.

As set forth in Clyra's Amended and Restated Articles of Incorporation, Preferred Shares accrue an annual dividend of 8% for a period of five years. Although the dividends begin to accrue immediately, Clyra has no obligation to declare a dividend until a product of the company has received a premarket approval by the United States Federal Drug Administration (“FDA”), or for which a premarket notification pursuant to form 510(k) has been submitted and for which the FDA has given written clearance to market the product in the United States (either, “FDA Approval”). After FDA Approval, annually on December 20, and unless prohibited by California law governing distributions to shareholders, Clyra is required to declare and pay any accruing dividends to holders of Preferred Shares then accrued but unpaid.

Holders of Preferred Shares are entitled to preferential payments in the event of a liquidation, dissolution or winding up of the company, in an amount equal to any accrued and unpaid dividends. After such preference, any remaining assets are distributed pro-rata between holders of Common Stock and Preferred Shares as if the Preferred Shares had converted to Common Stock. Holders of Preferred Shares may convert the shares to common stock initially on a one-to-one basis. The conversion formula is subject to change in the event Clyra sells stock at a lower price than the price paid by Sanatio.

In addition to the $750,000 investment, once Clyra receives FDA Approval for a product, Sanatio has agreed to provide Clyra a $5,000,000 credit facility for operating, warehouse, inventory and costs necessary to rapidly expand sales (“Line of Credit”). Terms of the Line of Credit are to be negotiated in good faith, be commercially reasonable and mutually agreeable to the parties. Should Sanatio fail to provide the Line of Credit, BioLargo has the right to do so under similar terms and conditions offered to Sanatio, and neither Clyra nor any of its shareholders, affiliates, successors or assigns will have any recourse or remedies against Sanatio for failing to provide the line of credit. If either BioLargo or entity not affiliated with Sanatio provides the Line of Credit (either directly, through an affiliate, or third party), Clyra shall issue such lender a warrant to purchase an amount of Clyra common stock equal to 10% of Clyra's capital stock on a fully-diluted basis, at an exercise price equal to the fair market value of Clyra's common stock on the date of issuance, as determined by its board of directors in good faith.

Clyra Shareholder Agreement

BioLargo, Santatio, and other Clyra shareholders entered into an agreement whereby the parties agreed to elect a three-member board of directors, consisting of Clyra’s president, BioLargo’s president, and a Sanatio representative, who shall initially be Mr. Strommen. The shareholders also agreed to restrict the sale of any stock in the company unless all holders of Preferred Shares are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in its articles of incorporation in effect immediately prior to the sale.

Amendment to Clyra License Agreement

By agreement dated December 30, 2015, BioLargo and Clyra amended (the “Amendment”) the December 17, 2012 License Agreement (“License Agreement”) by which BioLargo licensed to Clyra the exclusive world-wide right to make, have made, use, sell, offer for sale, and import products for use within the field of human wound care (as defined in the agreement), expandable to include other medical products. The Amendment changes the events that trigger Clyra’s obligation to begin the $50,000 monthly “initial license fee” payments such that no such payments are due until both (i) a Clyra product has received FDA approval and (ii) the company has generated $4,000,000 in gross annual revenue. Additionally, the Amendment updated the licensed patents to include recently issued European patents, confirmed that the Sanatio investment transaction wasn’t a “default” under the License Agreement, and that Sanatio was made an express third party beneficiary of the agreement.

Investors’ Rights Agreement

BioLargo entered into an “investors’ rights agreements” with Sanatio and Strommen whereby BioLargo committed to file a Form S-1 or S-3 registration statement by September 15, 2016 for all registrable securities issued to investors in connection with BioLargo’s 2015 Unit Offering, and an additional 1,000,000 shares of BioLargo common stock that may be issued to Sanatio or Strommen in the future. The agreement also provides Sanatio and Strommen “piggy back” registration rights.

Additionally, BioLargo granted to Strommen a “right of first refusal” to purchase its holdings in Clyra should it choose to sell those holdings, and a right of “co-sale” in the event such shares are sold to a third party.

Strommen Consulting Agreement

In addition to the foregoing, Clyra entered into a consulting agreement with Beach House Consulting, LLC, through which Jack B. Strommen will be providing consulting services to the company. Mr. Strommen is a founder and leader of PD Instore (www.pdinstore.com), works with some of the world’s leading retailers, and has overseen many national ground-breaking marketing rollouts and initiatives. Mr. Strommen will be assisting the company in its sales and marketing activities once it has FDA Approval on a product, at which point the agreement provides that Mr. Strommen is to receive $23,437.50 per month for a period of four years.

Furnished as Exhibit 99.1 and incorporated herein by reference is a press released issued by BioLargo related to the foregoing transactions, dated January 6, 2016.

Item 9.01 Financial Statements and Exhibits

4.1	Amended and Restated Articles of Incorporation of Clyra Medical Technologies, Inc.
4.2	BioLargo, Inc. Investors’ Rights Agreement dated December 30, 2015
10.1	License Agreement between BioLargo, Inc., and Clyra Medical Technologies, Inc., dated December 17, 2012
10.2	Amendment to License Agreement between BioLargo, Inc., and Clyra Medical Technologies, Inc., dated December 30, 2015
10.3	Consulting Agreement between Clyra Medical Technologies, Inc., and Beach House Consulting, LLC dated December 30, 2015
99.9	Press release dated January 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer